UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02.	Results of Operations and Financial Condition.

The information solely with respect to New Fortress Energy Inc.’s (“NFE” or the “Company”) economic outlook included in Item 7.01 is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

Overview for Investor Update Call

NFE management will hold an investor call on Thursday, October 7, 2021 at 9:00 A.M. Eastern Daylight Time to provide an update on the Company’s gas supply and earnings goals.

Since NFE’s last communication in August 2021, there has been unprecedented volatility in global gas and liquid natural gas (“LNG”) markets. Our business was designed to be largely insulated from commodity price swings while still retaining significant flexibility to take advantage of dislocations in supply and demand. Our goal is to generate stable and growing earnings for shareholders as we continue to build out our natural gas and power infrastructure around the world and also maintain the flexibility to generate incremental returns for shareholders by capitalizing on the opportunities that turbulent markets afford.

We have one of the largest and most diversified portfolios of natural gas downstream terminals, facilities and assets in the world. We believe a portfolio of this breadth creates a degree of flexibility for us that is tremendously valuable during periods of dislocation such as the one the market is currently experiencing.

Our business is simple and transparent – we contract and buy LNG from the world’s leading producers and uses our best-in-class logistics to deliver gas and power solutions to our customers. LNG prices are currently experiencing dramatic increases, and customer demand for our products has reached an all-time high. The value of our extensive and growing portfolio of downstream terminals and facilities, together with our locked-in gas supply, provides powerful flexibility to serve customer needs and participate in the opportunities created by market disruptions like the disruption we are currently experiencing.

We believe we have been able to create significant incremental value for our shareholders in recent months, and, as a result, we believe it is prudent to update the market on our gas supply and earnings goals for the current quarter, as well as the upcoming fourth quarter and fiscal year 2022.

Gas Supply & Economic Outlook

Gas Supply

Since August 2021, LNG prices have increased materially. When we last updated the market in August regarding our gas supply available for committed customer volumes, we reported that we were nearly fully hedged for the next six years, were flat for the remainder of 2021 and had a modest short position of four cargoes open for 2022.

We believe the inherent flexibility in our portfolio enabled us to generate substantial incremental returns for shareholders without changing our net neutral long-short bias in the portfolio. In the aggregate, since our last report in August 2021, our overall net gas position has improved in 2021 and 2022, from a flat position this year and four cargoes short in 2022 to more than eight cargoes long for the same two-year period, for a net change of more than 12 cargoes. Of the more than eight cargoes, we have sold several cargoes and expect to sell the remaining cargoes in the future.

Economic Outlook

This change in our net position has materially improved our economic outlook for the second half of this year. Our third quarter goals are largely in line with the goals discussed in August 2021. We have increased our goals for the fourth quarter 2021 meaningfully from those previously discussed, and our fiscal year 2022 goals have increased, as well:

Illustrative Total Segment Operating Margin Goal*
	Q3’21	Q4’21	FY’22
Q2’21 Public Investor Presentation	$210 m	$170 m	$1.0 b+
Current Goal	$208 m	$374 m	$1.1 b+
Difference	($2 m)	$204 m	$100 m

Long-Term Gas Supply

As a company, we have invested approximately $7 billion in terminals, facilities, power plants, ships and logistics assets to develop our proprietary downstream business.  We believe this investment gives us tremendous opportunities to grow earnings for shareholders while still maintaining a net neutral commodity exposure.

In March 2021, we announced that we had reached final investment decision to build our first Fast LNG asset. Our Fast LNG infrastructure construction continues and is largely on time and on budget. At this point, we continue to have conversations with a number of potential gas sellers, and although we have not finalized our ultimate gas source, we continue to believe that there is a high probability that we will do so before construction is completed in 2022. In fact, given the current pace of negotiations, we believe it is likely that we will consider developing multiple additional projects.

 If successful, this project will be a material and positive addition to our LNG supply portfolio. We believe a large and diversified portfolio of downstream terminals and assets combined with a significant portfolio of LNG liquefaction assets that are focused on gas markets which are “stranded” is the optimal portfolio to produce stable and growing returns for shareholders. Moreover, the flexibility of owning the critical infrastructure at each end of the business can add materially to our returns while also mitigating risk and exposure.

* “Illustrative Total Segment Operating Margin Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected.

Investor Call Details

The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Investor Update Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

This Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Cautionary Language Regarding Forward-Looking Statements

This communication contains forward-looking statements, including but not limited to statements regarding the Company’s gas supply for future periods and committed customer volumes, expected sales of cargoes in the future, ability to complete the Company’s Fast LNG infrastructure construction on time and on budget or at all, ability to secure access to gas prior to the Fast LNG construction being completed, whether Fast LNG will be a material and positive addition to the Company’s LNG supply portfolio, the Company’s ability to mitigate risk and exposure and the ability to produce stable and growing returns for shareholders. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

All forward-looking statements speak only as of the date on which it is made. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in our annual, quarterly and other reports we file with the SEC. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 6, 2021, issued by New Fortress Energy Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW FORTRESS ENERGY INC.

October 6, 2021	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer